                                  Exhibit 99.1

Contacts: Herman Chin                          Christine Rogers
          Public Relations                     Investor Relations
          631-962-1163                         631-962-1160
          herman.chin@falconstor.com           christine.rogers@falconstor.com

                     FalconStor Software Acquires IP Metrics

          NIC Express Technology Enhances IPStor With High Performance
                        And High Availability IP Services

MELVILLE,  N.Y., July 16,  2002--FalconStor  Software,  Inc.  (Nasdaq:  FALC), a
leading provider of network storage infrastructure  software, today announced it has  acquired IP Metrics  Software,  Inc., a Euless,  TX-based  provider of high availability  software  and services for  mission-critical  networks.  Financial terms were not disclosed.

FalconStor will leverage IPMetrics' technology to offer highly available network storage  and  highly  available  IP  connectivity  to mission  critical  servers throughout the enterprise.  IP Metrics' flagship solution, NIC Express,  creates redundant  data paths  between all  network  server and  workstation  endpoints, ensuring non-stop data flow across the enterprise.  The most significant feature is its ability to peer deep into the network to identify  network  trouble spots and to intelligently re-route traffic.

"The addition of IP Metrics'  technology  extends our  leadership  position as a complete network storage solutions  provider," said FalconStor Chairman and CEO,
ReiJane Huai. "IP Metrics'  solution suite  complements our product strategy and will enable  corporations  to achieve even  greater  levels of  performance  and reliability over IP. This union of technology gives customers  freedom of choice to construct  mission-critical  network storage  infrastructure  using any third party  storage  device  and  networking  equipment  with the  highest  degree of business continuity and availability."

The combination of IP Metrics and FalconStor  creates an unprecedented  force in storage  networking  solutions.  The  acquisition  adds a  roster  of  blue-chip customers and top brand name clients,  including Bear Stearns,  British Airways,
Morgan Stanley and Raytheon, to FalconStor's customer base.

"We're excited to bring our talents to FalconStor, a company highly regarded for its innovation in storage networking  software," said David Wilbanks,  CEO of IP
Metrics  Software.  "We look  forward to extending  NIC  Express'  reach to more customers  through  FalconStor's  global  channel  partners,  and to  leveraging
FalconStor's  development  technical  resources  in  executing  our  vision  for end-to-end network availability."

IP Metrics' Euless location will become FalconStor's  office in Texas.  Wilbanks will continue with  FalconStor as vice  president of business  development,  and will focus on enhancing the business  opportunities for highly available network storage and IP connectivity for mission-critical enterprises.

About IPStor
IPStor, a storage networking  software  infrastructure,  enables corporate IT to contain storage  management costs and increase storage efficiency by aggregating and  provisioning  storage  resources  and  services  over the network with high performance,  security,  scalability and availability. The IPStor server runs on off-the-shelf  hardware under Linux or Solaris.  It supports  industry  standard protocols  such as SCSI, IP, iSCSI,  Fibre Channel and SNMP to facilitate  rapid deployment  and seamless  integration  with the existing  storage  equipment and third party management software throughout the enterprise.  As the result of its

hardware-agnostic   architecture,   vendor-independent   storage   services  and
industrial  performance,  IPStor has been embraced by major system,  storage and appliance vendors and system integrators throughout the world.

About NIC Express
NIC Express is the missing link in network  availability.  The software installs on any  Windows  NT/2000  or Linux  system and works by load  balancing  network traffic across an array of two or more network connections.  This process boosts bandwidth by a factor equal to the number of adapters in a server.

In addition,  NIC Express is the first trunking software to push fault tolerance beyond the server and across the  enterprise.  NIC  Express  peers deep into the network to identify both physical and logical faults. The software intelligently re-routes traffic based on where and what type of fault is detected,  increasing end-to-end network availability.

About IP Metrics Software, Inc.
Founded in 1997, IP Metrics Software provides  intelligent trunking software and high availability consulting services for mission-critical networks. IP Metrics'
flagship product,  NIC Express,  provides  end-to-end  network  availability for numerous financial  institutions,  multi-nationals,  and government and military agencies. Representative clients include Merrill Lynch, Wells Fargo Bank, Morgan
Stanley,  Dallas  Morning  News,  Dow  Chemical,  the US Navy and the US  Social
Security  Administration.  IP Metrics is located in the heart of the Dallas/Fort
Worth Metroplex and can be reached at 416 North Main Street,  Suite 231, Euless,
Texas, 76039, by phone at 817.358.1007,  by fax at 817.358.1026 or on the Web at
http://www.ipmetrics.com.

About FalconStor
FalconStor Software,  Inc. (Nasdaq: FALC), offers network storage infrastructure software that  dramatically  reduces storage  operating costs by aggregating and provisioning  storage  capacity and  management  services over Fibre Channel and
IP-based  storage  networks.   With  unprecedented   reliability,   performance,
manageability,  and availability,  FalconStor's  flagship  product,  IPStor(TM), enables  leading  IT  organizations  and  Service  Providers  to deploy a highly available network storage infrastructure to ensure business continuity.

Founded in 2000,  FalconStor is  headquartered  in Melville,  NY.  International offices include Paris, Tokyo and Taichung, Taiwan. FalconStor is a voting member of the Storage Networking Industry Association (SNIA) and Fibre Channel Industry
Association  (FCIA).  For more  information,  visit  www.falconstor.com  or call
1-631-777-5188.

This press release  includes  forward-looking  statements  that involve risk and uncertainties  that could cause  actual  results to differ  materially  from the forward-looking  statements.  These risks and uncertainties  include:  the early stage of FalconStor's business; delays in product development; market acceptance of FalconStor's  products and services;  technological change in the storage and networking  industries;  competition in the storage networking  software market;
the ability to achieve  profitability;  intellectual  property issues; and other risk factors  discussed in  FalconStor's  reports on Forms 10-K,  10-Q and other reports filed with the Securities and Exchange Commission.

                                       ###

FalconStor  and IPStor are  trademarks  of FalconStor  Software,  Inc. All other company and product names  contained  herein are  trademarks  of the  respective holders.